Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)

Algonquin Power & Utilities Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares (no par value)	457(c)	25,000,000	US$15.12	US$378,000,000	0.0000927	US$35,040.60
Fees Previously Paid	N/A
Carry Forward Securities
Carry Forward Securities	N/A
	Total Offering Amounts					US$378,000,000		US$35,040.60
	Total Fees Previously Paid							–
	Total Fee Offsets							–
	Net Fee Due							US$35,040.60

(1)          Based on the average of the high (US$15.20) and low (US$15.04) prices of the common shares of Algonquin Power & Utilities Corp. on the New York Stock Exchange on March 23, 2022, and estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act.